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                                   EXHIBIT 2
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                 [PROTECTIVE LIFE INSURANCE COMPANY LETTERHEAD]

Nancy Kane
Senior Associate Counsel


                                 April 27, 1999


Protective Life Insurance Company
2801 Highway 280 South
Birmingham, Alabama 35223

Gentlemen:

    With respect to the registration statement on Form S-6 to be filed by Protective Life Insurance Company (the "Company") and Protective Variable Life Separate Account (the "Account") with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, modified single premium variable and fixed life insurance policies (the "Policies"), I have examined such documents and such law as I considered necessary and appropriate, and on the basis of such examination, it is my opinion that:

    1. The Company is a corporation duly organized and validly existing as a stock life insurance company under the laws of the State of Tennessee and is duly authorized by the Department of Commerce and Insurance of the State of Tennessee to issue the Policies.

    2. The Account is a duly authorized and existing separate account established pursuant to the provisions of Section 56-3-501 of the Tennessee Code.

    3. To the extent so provided under the Policies, that portion of the assets of the Account equal to the reserves and other contract liabilities with respect to the Account will not be chargeable with liabilities arising out of any other business that the Company may conduct.

    4. The Policies, when issued as contemplated by the Form S-6 registration statement, will constitute legal, validly issued and binding obligations of the Company.

    I hereby consent to the filing of this opinion as an exhibit to the Form S-6 registration statement for the Policies and the Account.

                                          Sincerely,
                                          /s/ Nancy Kane
                                          --------------------------------------
                                          Nancy Kane, Esq.